UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2023

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2023, the Board of Directors (“Board”) of Spark Networks SE (the “Company”) and Chelsea A. Grayson determined that Ms. Grayson resigned as Executive Director and Chief Executive Officer of the Company and Spark Networks, Inc., and terminated her service and employment with the Company and Spark Networks, Inc. effective July 7, 2023. Ms. Grayson also resigned as a member of the Company’s Board, effective July 7, 2023. The Company and Sparks Networks, Inc. have entered into a Resignation Agreement with Ms. Grayson (the “Resignation Agreement”), which is attached as Exhibit 10.1 hereto and incorporated by reference herein. The Resignation Agreement provides for Ms. Grayson’s resignation as a member of the Board, and as Chief Executive Officer of the Company and Spark Networks, Inc., and contains other customary terms and conditions. Pursuant to the Resignation Agreement, the Company will pay Ms. Grayson $600,000 as severance compensation in six equal monthly installments, and reimburse Ms. Grayson for up to $25,000 in professional advisory fees and 12 months of COBRA payments. In addition, the parties have agreed to mutual releases of claims.

Colleen Birdnow Brown, the Chair of the Board, was appointed by the Board as interim Chief Executive Officer of the Company and Spark Networks, Inc. effective July 7, 2023. As a result, Ms. Brown has resigned as a member of the Audit Committee of the Board effective July 7, 2023, but will continue to serve as the Chair of the Board. The Company expects to enter into a services agreement with Ms. Brown in due course.

Ms. Brown, age 64, joined the Board in November 2017. She also serves as a director of publicly traded True Blue Inc. and Big5 Sporting Goods. She also serves as a director for privately held Port Blakely. Ms. Brown served as President and CEO at Fisher Communications from 2005 to 2013, and in the C-Suite of Belo Corp from 2000 to 2004. Prior to 2000, she held a number of positions in the media and broadcasting industries, including President of Broadcast at Lee Enterprises from 1998 to 2000, President at 12 News (KPNX-TV, NBC) from 1995 to 1998, President of WFMY News 2 from 1991 to 1995, and station manager and CFO at KUSA-TV from 1980 to 1991. She also served in various corporate positions at TEGNA (formerly Gannett) from 1980 to 1998. Ms. Brown also served as chairman of the board of directors of American Apparel, and as a director of Career Builder and Classified Ventures. Ms. Brown currently serves as a director of a nonprofit, Delta Dental of Washington and Spring Rock Ventures. Ms. Brown is a member of NACD, WCD, IWF, and C200. She is a NACD Leadership Fellow. She holds an MBA from the University of Colorado Boulder (1981) and a BS in Business Administration from the University of Dubuque (1979).

There is no arrangement or understanding between Ms. Brown and any other person pursuant to which she was appointed as interim Chief Executive Officer.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Resignation Agreement, by and between Spark Networks SE, Spark Networks, Inc. and Chelsea A. Grayson, dated as of July 7, 2023
99.1	Press Release dated July 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: July 11, 2023	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer